CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Public Accountants/Auditors" and "Financial Statements" and to the use of our report on the financial statements of AMR Investment Services Trust International Equity Portfolio dated December 19, 1997 in the Registration Statement (Form N-1A) of Conseco Fund Group filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (File No. 333-13185) and this Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-07839).

                                                   By:  /s/ Ernst & Young LLP
                                                       ------------------------
                                                           ERNST & YOUNG LLP


Dallas, Texas
December 22, 1997